EXHIBIT 99.2

FOR IMMEDIATE RELEASE

                           TRIMOL GROUP NAMES NEW CFO

      NEW YORK, NEW YORK - January 26, 2004 - Trimol Group, Inc. (OTC BB:TMOL) announced today that it has accepted the resignation of Shmuel Gurfinkel from its Board of Directors and as its Chief Financial Officer.

      Filling the vacancy on its Board created by Mr. Gurfinkel's resignation and replacing Mr. Gurfinkel as the Company's CFO is Jack Braverman. Mr. Braverman has a degree in economics from the University of Western Ontario and an extensive background in business and finance. "We are pleased that Mr. Braverman has agreed to join our executive management team and believe that his experience, business acumen and leadership qualities will be an asset to the Company" stated Yuri Benenson, the Company's Chief Executive Officer.

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For more information contact:
Trimol Group, Inc.
Phone: 212.554.4394


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